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                                                                   Exhibit 10.11

                      RED ROBIN INTERNATIONAL / MIKE WOODS
                              EMPLOYMENT AGREEMENT

Position:    Vice President of Franchise Development
             Responsible for:

             1.  Assisting existing franchisees in developing additional sites.

             2. Developing new franchisees in both domestic and international markets.

             3. Adding value to franchisor/franchisee relationship by providing tools and techniques to enable both parties to improve the profitability of their operations.

Salary: $125,000 per year, paid monthly, and subject to annual performance adjustments.

Bonus:       1.  For the calendar year 1997, a bonus will be earned at the rate of 5% of Initial Franchise Fees, as paid. This bonus will be paid within 60 days of receipt of Initial Franchise Fees throughout the year.

             2. In addition to the bonus earned in #1 for 1997, a discretionary bonus will be paid as determined by the President. Total potential will be $15,000. This bonus will be paid by February 15, 1998.

             3.  1998 and beyond - bonus plan will be negotiated.

Stock
Options: 125,000 incentive Stock Options will be granted at an exercise price of $2.00 per share and shall expire ten (10) years from the date the option is granted, or ninety (90) days from termination, whichever is earlier. Stock Option available for exercising shall be subject to a four-year vesting period, as defined in the plan.

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Other
Provisions:  In the event that at least 50% of the Company's shares outstanding are transferred to new owners due to merger, sale or other consolidation, all vesting shall immediately accelerate to 100%.

Expenses:    All reasonable business expenses provided for or reimbursed by RRI.

Severance:   Year 1: If terminated without cause prior to the end of the first year, a six-month severance at the current base salary will be paid monthly.

             Year 2 and beyond: If terminated without cause after the first year, severance at the then current base salary will be paid monthly for a term of one year.

Benefits:    Participates in all benefit plans available to senior executives of
             RRI.

Other: RRI understands that Woods has an employment arrangement with The Snyder Group Co.

Signed and dated this 7 day of January 1997.


/s/ Mike Snyder
----------------------------
Mike Snyder
President
Red Robin International


/s/ Mike Woods
----------------------------
Mike Woods

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